EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Supplemental Executive Retirement Plan II of Fremont General Corporation of our report dated February 17, 2004, with respect to the consolidated financial statements of Fremont General Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

                                                 /S/ ERNST & YOUNG LLP

Los Angeles, California
November 23, 2004